EXHIBIT 10.24
REPAYMENT GUARANTY
     THIS REPAYMENT GUARANTY (this “Guaranty”) is made as of February 15, 2008, by GARY H. HUNT, W. BRAND INLOW, EDWARD A. JOHNSON, D. FLEET WALLACE, and GARY T. WESCOMBE, as Trustees of the G REIT Liquidating Trust dated January 22, 2008 (the “Guarantor”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).
     1. Except as otherwise provided in this Guaranty, initially capitalized terms used in this Guaranty without definition are defined in that certain Loan Agreement of even date herewith by and between NNN Western Place, LLC, a Delaware limited liability company, NNN Western Place 1, LLC, a Delaware limited liability company, NNN Western Place 2, LLC, a Delaware limited liability company, NNN Western Place 3, LLC, a Delaware limited liability company, NNN Western Place 4, LLC, a Delaware limited liability company, NNN Western Place 5, LLC, a Delaware limited liability company, NNN Western Place 6, LLC, a Delaware limited liability company, NNN Western Place 7, LLC, a Delaware limited liability company, and GREIT — Western Place, LP, a Texas limited partnership (collectively, the “Borrower”) and Lender (the “Loan Agreement”).
     2. In order to induce Lender to extend to Borrower a loan (whether acting on behalf of itself or any estate created by the commencement of a case under Title 11 United States Code or any successor statute thereto (the “Bankruptcy Code”) or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower’s property or similar Person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding) in the sum of $28,000,000.00 (the “Loan”), evidenced by a secured promissory note (“Note”), in the aggregate principal amount of $28,000,000.00, each now or hereafter executed by Borrower and payable to the order of Lender, Guarantor hereby unconditionally and irrevocably guarantees to Lender and to its successors, endorsees and/or assigns, the full and prompt payment of (a) the principal sum of the Note in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, when due under the terms of the Note, and any and all other sums of money that become owing by Borrower to Lender under the Note, Loan Agreement or any other “Loan Document” as such term is defined in the Loan Agreement (which Note, Loan Agreement and other “Loan Documents” are also collectively referred to herein as the “Loan Documents”) and (b) any and all sums owing under any “Swap Contract” as such term is defined in the Loan Agreement (“Swap Contract”). The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the “Guaranteed Obligations.”
          Notwithstanding the foregoing, Guarantor’s obligations hereunder shall in no event exceed an amount equal to $7,400,000.00 of the principal amount of the Loan outstanding on the date the Notes become due and payable in full, whether at maturity or by acceleration or otherwise (the “Guaranteed Principal Amount”), plus 100% of (a) all interest owing on the Loan; (b) attorneys’ fees and collection costs and all other sums other than principal owing on the Loan; and (c) any deficiency, loss or damage actually suffered by Lender because of: (1) Borrower’s commission of a criminal act; (2) the failure to comply with provisions of the

Loan Documents prohibiting the sale, transfer or encumbrance of the Project; (3) the misapplication by Borrower of any funds derived from the Project, including security deposits, insurance proceeds, condemnation awards, rental income or other income arising with respect to the Project; (4) Borrower’s commission of waste; (5) Borrower’s removal of collateral from the Project without replacement, (6) Borrower’s violation of law; (7) failure to pay real property taxes, assessments or other charges which would create liens on any portion of the Project; (8) losses, expense or liability relating to the presence of hazardous or toxic materials on the Project; (9) the fraud or intentional misrepresentation by Borrower made in or in connection with the Loan Documents or the Loan; (10) Borrower’s voluntary filing of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower not dismissed within 180 days; (11) any involuntary filing against Borrower of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors, but only if such involuntary filing was made by Borrower or an Affiliate of Borrower, or at the instigation or in collusion or acquiescence with Borrower or an Affiliate of Borrower; (12) Borrower’s interference with Lender’s enforcement proceedings (other than in good faith by reason of a legitimate defense); (13) Borrower’s failure to maintain required insurance; (14) Borrower’s collection of rent more than one month in advance; (15) any amount owing to Lender under indemnity provisions that relate to liabilities to third parties resulting from acts or omissions of Borrower, contractors or such other third parties with whom Borrower has dealt, and/or from the ownership, occupancy or use of the Project; (16) any amounts necessary to ensure lien-free completion of any tenant improvements which Borrower is obligated to construct under any leases; (17) any violation of Section 12.29 of the Loan Agreement; (18) any modification of the TIC Agreement in violation of Section 11.1(u) of the Loan Agreement; or (19) any violation of Section 11.1(v) of the Loan Agreement. Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Principal Amount. In no event shall the Guaranteed Principal Amount be reduced as a result of (a) Lender’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Loan, or (b) Guarantor’s payment of the Loan or any portion thereof prior to the date when the entire Loan becomes due and payable in full, whether at maturity or by acceleration or otherwise. The agreement of Lender to the foregoing limitation on Guarantor’s liability shall in no way be deemed to limit or restrict the right of Lender to apply any sums paid by Guarantor to any portion of the Loan.
          The indebtedness guaranteed by Guarantor hereunder shall be deemed to be the last indebtedness which remains outstanding under the Loan Documents after the application of payments received from Borrower and the application of proceeds received from the foreclosure of the Mortgage and other liquidation of any collateral for the Loan (subject to the above limitations on the maximum amount of principal indebtedness guaranteed hereby), and Guarantor may not claim or contend so long as any such indebtedness remains outstanding that any payments received by Lender from Borrower or otherwise, or proceeds received by Lender on the liquidation of the Project, shall have reduced or discharged Guarantor’s liability or obligations hereunder. Nothing contained in this paragraph shall be deemed to (i) limit or otherwise impair any of the waivers or agreements of Guarantor contained in this Guaranty or (ii) require Lender to proceed against Borrower, any collateral or any other Guarantor before proceeding against any particular Guarantor (any such requirement having been specifically waived).

     3. (a) Guarantor waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantor, including, without limitation, any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such guarantor’s obligations under its guaranty, in either case, pursuant to the antideficiency or other laws of this state limiting or discharging the principal’s indebtedness or such other guarantor’s obligations; and
          (b) Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:
          (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower;
          (ii) If Lender forecloses on any real property collateral pledged by Borrower:
          (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;
          (B) Lender may collect from Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property; and
          (c) Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower, and even though that election of remedies by Lender has destroyed Guarantor’s rights of contribution against another guarantor of any of the Guaranteed Obligations.
No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 3.
     4. Guarantor represents and warrants to Lender that Guarantor has a financial interest in Borrower or is otherwise affiliated with Borrower. In that regard, Guarantor agrees that Lender’s agreement to make the Loan to Borrower is of substantial and material benefit to Guarantor and further agrees as follows:
          (a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof will remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Lender or their respective successors and assigns, with respect to the Loan Documents or the Swap Contracts or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations, (ii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or the Swap Contracts or in any modification thereof, (iii) any discharge or release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations, (iv) any discharge, release, exchange or subordination of any real or personal property then held by Lender as security for the performance of the Guaranteed Obligations, (v) any additional security taken for the Guaranteed Obligations, whether real or personal property, (vi) any foreclosure or other realization on any security for the Guaranteed Obligations, regardless of the effect upon Guarantor’s subrogation, contribution or reimbursement rights against Borrower or any other guarantor, (vii) any additional loans or financial accommodations to Borrower or (viii) the manner or order by which payments are applied to principal, interest or other obligations under the Loan Documents and the Swap Contracts. Without limiting the generality of the foregoing, Guarantor hereby agrees that Guarantor’s liability shall continue even if Lender alters any obligations under the Loan Documents or the Swap Contracts in any respect or Lender’s remedies or rights against Borrower are in any way impaired or suspended without Guarantor’s consent.
          (b) Guarantor’s liability under this Guaranty shall continue until all sums due under the Note have been paid in full and until all Guaranteed Obligations to Lender have been satisfied, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Note or under any of the Loan Documents or Swap Contracts or Lender’s recourse to any collateral or security.
          (c) Guarantor represents and warrants to Lender that Guarantor now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or Swap Contracts or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Lender. Guarantor further represents and warrants that Guarantor has reviewed and approved copies of the Loan Documents and Swap Contracts and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents or Swap Contracts. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Lender, Guarantor shall keep fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.
          (d) Guarantor acknowledges and agrees that Guarantor may be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding the fact that the Loan has fully matured, that the outstanding principal balance thereof is fully due and payable and that Borrower is in default of its obligation to pay the full amount due under the Note on the maturity thereof.
     5. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents, Swap Contracts or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Lender of any remedies which any now has or may hereafter have with respect thereto under the Loan Documents or Swap Contracts, at law, in equity or otherwise. Guarantor hereby agrees that Guarantor shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or Swap Contracts or thereafter ceases to be liable, and Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor’s liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan, whether caused by hazardous substances or otherwise, Lender’s failure to perfect a security interest in such security or collateral or any disability or other defense of Borrower or any other guarantor.
     6. Guarantor hereby waives to the extent permitted by law: (i) all notices to Guarantor, to Borrower, or to any other Person, including without limitation notices of the acceptance of this Guaranty or the creation, renewal, extension, modification, accrual of any of the Guaranteed Obligations owed to Lender, enforcement of any right or remedy with respect thereto and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence of an event of default under the Note or the other Loan Documents or Swap Contracts (as event of default is described therein), notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of said event of default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Lender with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.
     7. Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure) and without the necessity of proceeding against Borrower or any other guarantor. Guarantor hereby waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents and Swap Contracts, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right.
     8. (a) Guarantor agrees that nothing contained herein shall prevent Lender from suing on the Note or from exercising any rights available to it under the Note or under any of the other Loan Documents or Swap Contracts and that the exercise of any of the aforesaid rights will not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Swap Contracts and Loan Documents (such as a nonjudicial foreclosure) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, since it is the intent and purpose of Guarantor that the obligations hereunder are absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure sale. Notwithstanding any foreclosure of the lien of any mortgage or security agreement with respect to any or all of the real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.
          (b) Guarantor shall have no right of subrogation against Borrower or against any collateral or security provided for in the Loan Documents or Swap Contracts and no right of reimbursement or contribution against any other guarantor unless and until all Guaranteed Obligations have been indefeasibly paid and satisfied in full, and Lender has released, transferred or disposed of all of their rights, title and interest in any collateral or security. To the extent the waiver of Guarantor’s rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor further agrees that Guarantor’s rights of subrogation and reimbursement against Borrower and Guarantor’s rights of subrogation against any collateral or security shall be junior and subordinate to any rights Lender may have against Borrower and to all rights, title and interest Lender may have in such collateral or security, and Guarantor’s rights of contribution against any other guarantor shall be junior and subordinate to any rights Lender may have against such other guarantor. Lender may use, sell or dispose of any item of collateral or security as it sees fit without regard to Guarantor’s subrogation and contribution rights, and upon disposition or sale of any item, Guarantor’s rights with respect to such item will terminate. Guarantor understands that Guarantor may record a Request for Notice of Default and thereby receive notice of any proposed foreclosure of any real property collateral then securing the Guaranteed Obligations. With respect to the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Lender agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 11 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.
          (c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Guaranteed Obligations (or any portion thereof), Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Lender may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with Lender by Borrower.
          (d) To the extent any dispute exists at any time between or among Guarantor and any other guarantor of the Guaranteed Obligations as to Guarantor’s or any other guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless from and against any loss, damage, claim, demand, cost or any other liability (including, without limitation, reasonable attorneys’ fees and costs) Lender may suffer as a result of such dispute.

          (e) So long as any of the Guaranteed Obligations are owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Lender shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any interest on the Guaranteed Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Guaranteed Obligations if said proceedings had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the parties that the Guaranteed Obligations should be determined without regard to any rule or law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Lender Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person by way of dividend, adequate protection payment or otherwise. If all or any portion of the Guaranteed Obligations are paid or performed by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise in such case irrespective of payment in full of all obligations under the Loan Documents and Swap Contracts.
     9. (a) Guarantor represents and warrants that any financial statements, tax returns or other documents of Guarantor heretofore delivered to Lender are true and correct in all material respects. Such statements were prepared in accordance with generally accepted accounting principles, consistently applied and fairly present the financial position of Guarantor as of the date thereof. Guarantor further represents and warrants that no material adverse change has occurred in Guarantor’s financial position since the date of such statements.
          (b) Guarantor covenants and agrees to provide Lender with any and all financial information required by Lender pursuant to the Loan Agreement. Guarantor further covenants and agrees to immediately notify Lender of any material adverse change in Guarantor’s financial status.
     10. All notices, requests and demands to be made hereunder to the parties hereto must be in writing and given as provided in the notice provisions of the Loan Agreement (at the addresses set forth below).

To Lender:	Wachovia Bank, National Association
Real Estate Financial Services
Mail Code: CA 6233
15750 Alton Parkway
Irvine, California 92618
Attn: Anne McNeil
Telephone: (949) 754-7034
Facsimile: (949) 754-4814

To Guarantor:	G REIT Liquidating Trust dated January 22, 2008
c/o Grubb & Ellis Realty Investors, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Attn: Andrea Biller
Telephone: (714) 667-8252
Facsimile: (714) 918-9138

With a copy to:	Gregory Kaplan, PLC
7 East Second Street
Richmond, Virginia
Attn: Joseph J. McQuade, Esq.
Telephone: (804) 525-1785
Facsimile: (804) 525-1885
     11. Guarantor represents and warrants to Lender as follows:
          (a) No consent of any other Person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.
          (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
     12. Guarantor’s performance of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Guaranteed Obligations that is not performed. Without in any way limiting the generality of the foregoing, in the event that Lender is awarded a judgment in any suit brought to enforce

Guarantor’s covenant to perform a portion of the Guaranteed Obligation, such judgment will in no way be deemed to release Guarantor from its covenant to perform any portion of the Guaranteed Obligation which is not the subject of such suit.
     13. Guarantor covenants and agrees to provide the financial information required for Guarantor in Section 10.8 of the Loan Agreement.
     14. Guarantor shall at all times maintain a combined net worth of at least Forty Million Dollars ($40,000,000). As used herein, “net worth” shall mean an amount equal to the gross fair market value of all of the applicable Guarantor’s assets (excluding any value for goodwill, trademarks, patents, copyrights and other similar intangible items), less an amount equal to all of such Guarantor’s liabilities (including guaranties and other contingent liabilities), all as reasonably determined by Lender.
     15. Guarantor shall at all times maintain combined unencumbered liquid assets equal to at least Five Million Dollars ($5,000,000). “Liquid assets” means the following assets of Guarantor: (i) Cash; (ii) certificates of deposit or time deposits with terms of six (6) months or less; (iii) A—1/P—1 commercial paper with a term of three (3) months or less; (iv) U.S. treasury bills and other obligations of the federal government, all with terms of six (6) months or less; (v) readily marketable securities (excluding “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission); (vi) bankers’ acceptances issued for terms of six (6) months or less by financial institutions; (vii) repurchase agreements with terms of six (6) months or less covering U.S. government securities; (viii) unfunded capital commitments in Guarantor; and (ix) the undrawn amounts under credit lines available for disbursement to Guarantor.
     16. This Guaranty is solely for the benefit of Lender and is not intended to nor may it be deemed to be for the benefit of any third party, including Borrower.
     17. Guarantor represents and warrants to Lender as follows:
          (a) Guarantor, is duly formed and validly existing, and has the power to own its assets and to transact the business in which it is now engaged.
          (b) Guarantor has the power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty and all obligations required hereunder. The execution, delivery and performance of this Guaranty will not violate any of the formation or governing documents of Guarantor or of any laws pursuant to which Guarantor has been formed.
     18. Guarantor hereby grants Lender a security interest in any personal property of Borrower in which Guarantor hereafter acquires any right, title or interest. Guarantor agrees that such security interest is additional security for the obligations hereby guaranteed. Such security interest is superior to any right of Guarantor in such personal property until all sums due under the Notes or other Loan Documents and Swap Contracts have been repaid in full and all Guaranteed Obligations have been fully satisfied.

     19. Lender may assign this Guaranty with any Loan Document or Swap Contracts, without in any way affecting Guarantor’s liability hereunder. Any married person executing this Guaranty agrees that recourse may be had against community property and separate property for the satisfaction of all obligations hereby guaranteed. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, and their successors, endorsees and assigns. As used herein, the singular includes the plural, and the masculine includes the feminine and neuter and vice versa, if the context so requires.
     20. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Lender, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.
     21. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.
     22. To the maximum extent permitted by law, Guarantor and Lender hereby voluntarily, knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Guaranty or any other Loan Document or Swap Contract or concerning the Guaranteed Obligations and/or any collateral therefor or pertaining to any transaction related to or contemplated in any Loan Document or Swap Contract, regardless of whether such action or proceeding concerns any contractual or tortious or other claim. Guarantor acknowledges that this waiver of jury trial is a material inducement to Lender in extending credit to Borrower, that Lender would not have extended such credit without this jury trial waiver, and that Guarantor has been represented by an attorney or has had an opportunity to consult with an attorney regarding this Guaranty and understands the legal effect of this jury trial waiver.
     23. Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Texas and State of California for purposes of any action arising from or growing out of this Guaranty, and further agrees that the venue of any such action may be laid in Orange County, California, or Tarrant County, Texas, and that (in addition to any other method provided by law for service of process) service of process in any such action may be made on Guarantor by the delivery of the process to Shannon Johnson, whose present address is c/o Grubb & Ellis Realty Investors, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, whom Guarantor hereby appoints as Guarantor’s agent for service of process. Nothing contained in this Guaranty, however, shall be deemed to constitute, or to imply the existence of, any agreement by Lender to bring any such action only in said courts or to restrict in any way any of Lender’s remedies or rights to enforce the terms of this Guaranty as, when and where Lender shall deem appropriate, in its sole discretion.
     24. No provision of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable.
     25. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and reattached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.
     26. No failure or delay on the part of Lender to exercise any power, right or privilege under this Guaranty will impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor will any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     27. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.
     28. This Guaranty is in addition to all other guaranties of Guarantor and any other guarantors of Borrower’s obligations to Lender.
     29. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.
     30. When two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liabilities of said guarantors under this Guaranty (and the obligations of other guarantors under any similar or other guaranties of part or all of the Guaranteed Obligations) shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them (even if less than all), without impairing the rights of Lender against the other or others of said guarantors; and Lender may settle with any one or more of said guarantors for such sums or sum as it may see fit and/or Lender may release any of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so released; but it is agreed among said guarantors themselves, however, that such settlement and release shall in no way impair the rights of said guarantors as among themselves.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”

G REIT LIQUIDATING TRUST DATED
JANUARY 22, 2008, a Maryland Trust

By:	Gary H. Hunt, W. Brand Inlow,
Edward A. Johnson, D. Fleet Wallace,
and Gary T. Wescombe, as Trustees of
the G REIT Liquidating Trust dated
January 22, 2008

By:	/s/ Andrea R. Biller
	Name:	Andrea R. Biller
	Title:	Authorized Representative

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